SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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                                January 12, 2005

                Date of Report (Date of earliest event reported)


                           Marlton Technologies, Inc.
             (Exact name of registrant as specified in its charter)


  Pennsylvania                      1-7708                      22-18225970
(State or other                  (Commission                  (I.R.S. Employer
jurisdiction of                  File Number)                Identification No.)
Incorporation)

           2828 Charter Road
           Philadelphia, PA                                        19154
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (215) 676-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 -       REGISTRANT'S BUSINESS AND OPERATIONS.

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  On January 12, 2005, our subsidiary, Sparks Exhibits & Environments Corp., signed an agreement (the "Agreement") to purchase substantially all of the assets and assume specified liabilities of Showtime Enterprises, Inc. and its subsidiary, Showtime Enterprises West, Inc. (collectively "Showtime"). Showtime designs, markets and produces trade show exhibits, point of purchase displays, museums and premium incentive plans; it had sales of approximately $21 million in 2004. On January 12, 2005, Showtime filed a Chapter 11 bankruptcy petition in the United States Court for the District of New Jersey (Camden Vicinage) (the "Court") (Case Nos. 05-11089 and 05-11090). The petition and certain other documents (including the Agreement) filed with the Court in connection with the bankruptcy proceeding are available by accessing the Court's website. The closing (the "Closing") of the transactions contemplated by the Agreement is subject to Court approval and the satisfaction or waiver of customary conditions.

         The purchase price payable pursuant to the Agreement consists of (i) $2.25 million in cash (of which a $500,000 downpayment will be placed in escrow), (ii) the assumption of approximately $5.25 million of indebtedness and
(iii) the assumption of specified contractual obligations.

         The $5.25 million of indebtedness is comprised of $4.65 million in principal amount of Showtime's senior subordinated debentures (the "Showtime Debentures") and approximately $602,000 of indebtedness payable to the United States Small Business Administration. As noted below, Sparks has obtained an option to acquire the Showtime Debentures from two accredited investors (the "Investors"). The indebtedness payable to the Small Business Administration is payable in equal monthly installments of principal and interest (at 4% per year) through April 23, 2009 (or earlier upon customary events of default), and is subject to a security interest in the accounts receivable, inventory, machinery and equipment of Showtime. Spark's obligation with respect to this indebtedness will be guaranteed by Marlton.

         At the Closing, Sparks will enter into two four year employment agreements pursuant to which the employees party thereto will each be entitled to, among other things, (i) annual base salaries of $185,000 and $250,000, respectively, (ii) bonuses based on a percentage of revenues (ranging from 0.75% for revenues of up to $15 million increasing (but not ratably) to 1.5% for revenues exceeding $25 million) generated by Showtime's customers and account executives acquired pursuant to the Agreement (collectively, the "Showtime Customers"), subject to reduction by approximately $42,000 in each of the second through fourth years of the term thereof and (iii) options exercisable through 2011 (subject to earlier termination upon termination of employment) to acquire 500,000 shares of Marlton common stock at an exercise price equal to the closing price of Marlton's common stock on the day before the Closing. For each such


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employee, options to acquire 100,000 shares vest on the first anniversary of the
Closing based on continued employment through such date and the balance of these options vest, subject to acceleration upon a change in control, in each of 2006 through 2009 if the annual revenue generated by Showtime Customers attain certain thresholds in such year. Specifically, options to acquire 50,000 shares vest in each such year if annual revenue is $12.5 million increasing ratably to the vesting of options to acquire 100,000 shares in each such year if annual revenue is $25 million. The issuance of these options is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") pursuant to, among other things (i) Section 4(2) thereunder inasmuch as there are only two recipients of such securities and such recipients are financially sophisticated and (ii) an issuance not involving the sale of securities.

         Sparks has also obtained from the Investors an option to purchase their warrants to acquire capital stock of Showtime and the Showtime Debentures. Upon the Closing (or earlier, at Sparks' election), Sparks will acquire such securities and will be obligated to pay the Investors an aggregate of (i) $400,000 in cash, (ii) $400,000 in principal amount of four year notes bearing interest, payable monthly in arrears, at the rate of 6% per year, (iii) one percent of the sales originating from the Showtime Customers for the four years from the Closing, and (iv) warrants exercisable for seven years from the Closing to acquire an aggregate of 600,000 shares of Marlton's common stock. These warrants are exercisable to acquire 500,000 shares at an exercise price per share equal to the average closing price for the 20 days before the Closing (the "Average Price") and exercisable to acquire 100,000 shares at an exercise price per share equal to $0.50 more than the Average Price. The issuance of these warrants is exempt from the registration requirements of the Act, pursuant to, among other things, Section 4(2) thereof, as there are only two Investors and each is an accredited investor.

SECTION 2 -       FINANCIAL INFORMATION.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

                  The information set forth under item 1.01 is hereby incorporated by reference herein to the extent necessary to respond to item 2.03.

SECTION 3 -       SECURITIES AND TRADING MARKETS.

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES.

                  The information set forth under Item 1.01 is hereby incorporated by reference herein to the extent necessary to respond to item 3.02.


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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 Marlton Technologies, Inc.



                                 By: /s/ Robert B. Ginsberg
                                     -------------------------------------------
                                     Robert B. Ginsburg, Chief Executive Officer


Dated: January 19, 2005



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